UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270
Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of Evoke Pharma, Inc. (the “Annual Meeting”) was held on April 22, 2015. As of the close of business on February 23, 2015, the record date for the Annual Meeting, there were 6,137,091 shares of common stock entitled to vote, of which there were 4,853,466 shares present at the Annual Meeting in person or by proxy. At the Annual Meeting, stockholders voted on two matters: (i) the election of two Class II Directors for a term of three years expiring at the 2018 Annual Meeting of Stockholders, and (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The voting results were as follows:

•	Election of two Class II Directors for a term of three years expiring at the 2018 Annual Meeting of Stockholders

Cam L. Garner	For	3,754,012	Withheld	31,300
Scott L. Glenn	For	3,733,839	Withheld	11,473

The two nominees for Class II Director were elected. The Class III Directors, Malcolm R. Hill, Pharm.D. and Ann D. Rhoads, continue in office until the 2016 Annual Meeting of Stockholders. The Class I Directors, David A. Gonyer, R.Ph., Todd C. Brady, M.D., Ph.D., and Kenneth J. Widder, M.D., continue in office until the 2017 Annual Meeting of Stockholders.

There were 1,068,154 broker non-votes related to each of the two director nominees for election.

•	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015

Shares Voted	For	4,826,293	Against	25,207	Abstain	1,966

There were no broker non-votes related to the appointment of BDO USA, LLP.

The appointment of BDO USA, LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: April 23, 2015	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary